      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 1999

                                                 Registration No. 333-__________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              THE MILLS CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     52-1802283
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                              1300 WILSON BOULEVARD
                                    SUITE 400
                            ARLINGTON, VIRGINIA 22209
          (Address of Principal Executive Offices, including zip code)

                            ------------------------

                              THE MILLS CORPORATION
                       AMENDED AND RESTATED 1994 EXECUTIVE
                              EQUITY INCENTIVE PLAN
                            (Full title of the Plan)

                            ------------------------

                               LAURENCE C. SIEGEL
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              1300 WILSON BOULEVARD
                                    SUITE 400
                            ARLINGTON, VIRGINIA 22209
                                 (703) 526-5000
 (Name, address and telephone number, including area code, of agent for service)

                                 With a copy to:
                          J. WARREN GORRELL, JR., ESQ.
                                ALAN L. DYE, ESQ.
                             HOGAN & HARTSON L.L.P.
                           555 THIRTEENTH STREET, N.W.
                           WASHINGTON, D.C. 20004-1109
                                 (202) 637-5600

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                              AMOUNT         PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
         TITLE OF SECURITIES                   TO BE          OFFERING PRICE      AGGREGATE OFFERING     REGISTRATION
           TO BE REGISTERED                 REGISTERED        PER SHARE (1)           PRICE (1)            FEE (1)
---------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01 per share     2,000,000 (2)         $21.6875            $43,375,000          $12,058.25
---------------------------------------------------------------------------------------------------------------------
=====================================================================================================================

 (1) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purposes of calculating the amount of the registration fee, based on the average of the high and low prices per share of common stock of The Mills Corporation, par value $.01 per share, as reported on the New York Stock Exchange on June 23, 1999.

(2) Does not include 2,500,000 shares of common stock of The Mills Corporation previously registered on Registration Statement No. 333-35853 and to which the prospectus relating to this Registration Statement also relates. A registration fee of $20,689.89 was previously paid in connection with 2,500,000 shares of common stock (including shares of common stock not yet issued) previously registered.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus relating to this registration statement is a combined prospectus relating also to Registration Statement No. 333-35853 previously filed by the registrant on Form S-8.

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

                                     PART II

                      REGISTRATION OF ADDITIONAL SECURITIES

       This Registration Statement of The Mills Corporation (the "Registrant") incorporates by reference the contents of the Registrant's previous registration statement on Form S-8 dated September 18, 1997 (No. 333-35853) covering 2,500,000 shares of the Registrant's common stock, par value $.01 per share (the "Common Stock"), issuable upon the award of restricted stock and the exercise of stock options granted under the Registrant's 1994 Executive Equity Incentive Plan (the "Plan").

       On February 26, 1998, the Board of Directors of the Registrant approved a resolution amending the Plan (together with other amendments thereto constituting the Registrant's Amended and Restated 1994 Executive Equity Incentive Plan, the "Amended Plan") to increase the number of shares of Common Stock issuable thereunder by 2,000,000 shares to an aggregate of 4,500,000 shares. On May 28, 1998, the Registrant's shareholders approved the Amended Plan. This registration statement covers the additional 2,000,000 shares of Common Stock issuable under the Amended Plan.

ITEM 8.     EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------
5.1         Opinion of Hogan & Hartson L.L.P. regarding the legality
            of the shares being registered

23.1        Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

23.2        Consent of Ernst & Young LLP

24.1        Power of Attorney (included on signature page)

99.1        Form of The Mills Corporation Amended and Restated 1994 Executive Equity Incentive Plan

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia, on this 25th day of June, 1999.

                                        THE MILLS CORPORATION

                                        By: /s/ Laurence C. Siegel
                                            ------------------------------------
                                               Laurence C. Siegel
                                               Chairman of the Board
                                               and Chief Executive Officer

                                POWER OF ATTORNEY

       We, the undersigned directors and officers of The Mills Corporation, do hereby constitute and appoint Laurence C. Siegel and Peter B. McMillan, and each and either of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 25th day of June, 1999.

              NAME                                   TITLE
              ----                                   -----
/s/ Laurence C. Siegel                 Chairman of the Board, Chief Executive
----------------------------------     Officer and Director (principal executive
Laurence C. Siegel                     officer)

/s/ Peter B. McMillan                  President, Chief Operating Officer and
----------------------------------     Director
Peter B. McMillan

/s/ James F. Dausch                    Executive Vice-President - Development
----------------------------------     and Director
James F. Dausch

/s/ Kenneth R. Parent                  Executive Vice President - Finance and
----------------------------------     Chief Financial Officer (principal
Kenneth R. Parent                      financial officer and principal
                                       accounting officer)

/s/ Dietrich von Boetticher            Vice Chairman and Director
----------------------------------
Dietrich von Boetticher

/s/ John M. Ingram                     Vice Chairman and Director
----------------------------------
John M. Ingram

/s/ Charles R. Black, Jr.              Director
----------------------------------
Charles R. Black, Jr.

/s/ James C. Braithwaite               Director
----------------------------------
James C. Braithwaite

/s/ Joseph B. Gildenhorn               Director
----------------------------------
Joseph B. Gildenhorn

/s/ Harry H. Nick                      Director
----------------------------------
Harry H. Nick

/s/ Franz von Perfall                  Director
----------------------------------
Franz von Perfall

/s/ Robert P. Pincus                   Director
----------------------------------
Robert P. Pincus

/s/ Cristina L. Rose                   Director
----------------------------------
Cristina L. Rose

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                           DESCRIPTION
------                           -----------
5.1         Opinion of Hogan & Hartson L.L.P. regarding the legality
            of the shares being registered

23.1        Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

23.2        Consent of Ernst & Young LLP

24.1        Power of Attorney (included on signature page)

99.1        Form of The Mills Corporation Amended and Restated 1994 Executive Equity Incentive Plan